                                                                    Exhibit 23.7


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated June 8, 2001, included in Science and Engineering Associates, Inc.'s financial statements for the year ended April 30, 2001, and to all references to our firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP


Albuquerque, New Mexico
March 22, 2002